Exhibit 99.1

SAGALIAM ACQUISITION CORP. ANNOUNCES RESIGNATION OF THOMAS W. NEUKRANZ AS CHIEF FINANCIAL OFFICER AND DIRECTOR

New York, NY May 11, 2023 – Sagaliam Acquisition Corp. (NASDAQ: “SAGAU”, “SAGA”, “SAGAR”) (“we”, “us”, “our”, or the “Company”) announced today that Thomas W. Neukranz, its Chief Financial Officer and member of its Board of Directors had resigned effective May 7, 2023. There were no disagreements between the Company and Mr. Neukranz on any matter related to the Company’s operations, financial reporting, policies or practices.

About Sagaliam Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on March 31, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Sagaliam intends to continue to pursue the consummation of a business combination with an appropriate target.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT INFORMATION

Sagaliam Acquisition Corp.,

Barry Kostiner, Chief Executive Officer

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 90067

Tel: (213) 616-0011

bkostiner@fintecham.com

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